1st Quarter 2026 May 5, 2026 Earnings Presentation

Company Overview ACIC is a specialty underwriter of catastrophe exposed commercial property insurance. American Coastal Insurance Corp. (Nasdaq: ACIC) is the insurance holding company for American Coastal Insurance Company (AmCoastal), a Florida domiciled P&C carrier, and Skyway Underwriters (SKU), a managing general agency, along with other operating affiliates. AmCoastal is a balance sheet underwriter and has the #1 market share of admitted commercial residential property insurance in Florida with roughly 4,254 policies and $558.9 million of premium in-force. AmCoastal has earned an underwriting profit every year since its inception in 2007. SKU is an MGA focused on producing & underwriting commercial property insurance on behalf of our risk bearing entities. ACIC as of March 31, 2026 Total Assets: $997 million Total Equity: $331.7 million Annualized Revenue: $284.8 million Employees: 65 Headquarters: St. Petersburg, FL Credit Rating: BBB- Specialty Commercial Property Managing General Agency

Executive Summary 1Q-26 Results Non-GAAP Core Income of $19.3m ($0.39) decreased -$1.3m (-7%) from $20.7m ($0.42) y/y due to modest reduction in gross earned premiums as we maintain underwriting discipline in a softening commercial catastrophe property environment. Net premiums earned declined -$2.7m (-3.9%) y/y to $65.6m due to a decrease in gross earned premium offset by lower reinsurance costs resulting in Total Revenue being nearly flat y/y. Our combined ratio of 66.0% increased 1 point from last year due to net rate decreases and our Non-GAAP underlying combined ratio (which excludes current catastrophe losses and PY development) was 68.3% which was nearly identical to last year despite weaker premiums due to exceptionally good loss experience driving a lower loss ratio. We experienced $1.7m of favorable prior year reserve development. Stockholders’ equity increased $14.1 million (+4.5%) from December 31, 2025, to $331.7m or $6.86 per share and $7.04 per share excluding unrealized losses in accumulated other comprehensive income. Tangible book value per share rose 6.7% to $5.57 per share. Other Highlights The Florida commercial property market continued to soften during the quarter with average premiums down -16.6% in March Y/Y. ACES Specialty Insurance Company is still pending approval by Arizona, but AmCoastal assumed $6.2 million in E&S premiums in March as our quota share supporting AmRisc’s E&S commercial property portfolio commenced. We have effectively completed our 6.1.26 Core CAT reinsurance program renewal and achieved very attractive pricing while also broadening our reinsurer panel and improving overall per occurrence and aggregate protection.

1Q-26 Financial Scorecard Earnings and Return on Equity Continue to be Strong in the First Quarter. 1Q-26 = $0.39 vs. Analysts’ Avg Est. = $0.44 1Q-26 = $6.86 vs. Analysts’ Avg Est. = $6.85 1Q-26 = 66.0% vs. Analysts’ Avg Est. = 66.2% 1Q-26 = 24.6% vs. Analysts’ Avg Est. = 26.5% Core Earnings per Share (CEPS) Book Value per Share (BVPS) Combined Ratio (CR) Core Return on Equity (CROE)

1Q-26 Summary of Key Results Earnings and Margins Remained Intact as the Market Continues to Soften.

1Q-26 Operating Overview Revenues are flat YoY as the Market Continues to Soften, but Profitability and Margin Remain Strong. While revenues decreased year-over-year, expenses moved in tandem with this decrease. Excluding a one-time benefit of $1.5 million in Q1 2025, operating expense would have decreased commensurate with our premium decrease. Profitability and margin remain unchanged despite the market cycle.

Balance Sheet Highlights Book value continues to grow, and liquidity remained strong in the first quarter of 2026.

Liquidity and Book Value Trends The Company continues to build its liquidity position and book value through earnings. *2024 - $0.50 special dividend declared *2025 - $0.75 special dividend declared 3-YR CAGR – 35.4% 3-YR CAGR – 40.9%

Investment Portfolio Overview The Company’s high quality fixed income investments provide steady investment income with minimal risk. The Company continues to keep significant cash on hand as yields remain strong and invest funds as the Company’s risk appetite dictates.

Historical Pricing Environment Pricing still above historical mean & with reinsurance costs decreasing, ACIC can earn good margins. Generational Hard Market Normalized ROE Technical Price Level Meaningful Reforms Implemented in FL

Core CAT Program – Effective 6.1.26

Core CAT Placement Progression Significant improvement in costs from 2023 – 2026 while also achieving improved coverage (i.e. all perils, multi-year, cascading coverage).

Excess Per Risk Program – Effective 4.1.26 Structure Illustration Excess Per Risk Program Highlights 4/1/26 Per Risk and Auto FAC Program All Perils Coverage (excludes Named Storm) Retention: $4,250,000 Deposit Premium: $3,812,500 $35m xs $10m Auto FAC Layer Per Building Coverage Increased layer from $25m to $35m Can write ISO 5 & 6 business above $45m of TIV 8 incumbent reinsurers on the Auto FAC panel $5m xs $5m Treaty Layer Per Policy Coverage Added 8 new reinsurers on the treaty layer

Cautionary Statements This presentation and the accompanying remarks contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management’s current beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate" or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions, including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2025 and 2024. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. See our earnings release, Form 10-K and Form 10-Q for further information regarding these non-GAAP financial measures.